UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Vislink Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VISLINK TECHNOLOGIES, INC.

101 Bilby Rd, Suite 15, Bldg. 2

Hackettstown, NJ 07840

SUPPLEMENT TO PROXY STATEMENT

RELATING TO ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 21, 2021

This proxy statement supplement should be read together with the definitive proxy statement (the “Proxy Statement”) of Vislink Technologies, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 30, 2021 in connection with the Company’s 2021 annual meeting of shareholders (the “Annual Meeting”) to be held on June 21, 2021.

The purpose of this filing is to correct certain information contained in the Proxy Statement relating to quorum requirements for the Annual Meeting. The Proxy Statement incorrectly stated that the presence, in person or by proxy, of at least one-third of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Pursuant to the Company’s bylaws, a quorum requires the presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting.

Except as specifically supplemented by the information contained above, all information set forth in the Proxy Statement remains unchanged. From and after the date of this proxy statement supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

CHANGES TO PROXY STATEMENT

The second sentence of the first paragraph of the section titled “Voting Procedures and Vote Required” on page 1 of the Proxy Statement is accordingly amended and restated as follows:

The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business.